UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 10, 2011

BIO-SOLUTIONS, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0557171
(Commission File Number)	(IRS Employer Identification No.)

14517 Joseph Marc Vermette
Mirabel (Quebec), Canada
J7J 1X2

(Address of Principal Executive Offices)

(514)  686-2611

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Bio-Solutions, Corp. (the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 10, 2011, Gilbert Pomerleau tendered his resignation as an officer and director of Bio-Solutions, Corp.   Mr. Pomerleau tendered his resignation for personal reasons and there was no disagreement between Mr. Pomerleau and the Company regarding its business operations or financial reporting.

Concurrent with his resignation, Thomas E. Metzger and William Gallagher were appointed to the Company’s Board of Directors.  Mr. Metzger and Mr. Gallagher join Gilles Chaumillon and Mark Solomon as members of the Company’s Board of Directors.

With the resignation of Mr. Pomerleau, William Gallagher was appointed as the Company’s new chief financial officer.

William  Gallagher

Mr. Gallagher has over 40 years of investment banking experience having participated in private placements, syndications, corporate restructuring and initial public offerings.  In 1992 he founded and is the president of JagCapital, Inc. a merchant bank headquartered in San Antonio, Texas and specializing in the hospitality industry, consumer products and energy transactions.  From 2004 through 2008 he served and chairman and chief executive officer of Sweet Success Corporation, a supplement/meal replacement company.  The Sweet Success brand was acquired from Nestle.  From 1994-1998 he served as chairman and chief executive officer of Harvest Restaurant Group, a rotisserie chicken restaurant chain.      The Sweet Success Brand is a supplement/meal replacement drink.  In 1989 he founded Billy Blues BBQ sauce; and served as its chief executive officer until 1995. Billy Blues owned the nationally known Chris & Pitts Barbecue Sauce.

Mr. Gallagher is a graduate of the University of Texas.

Thomas E. Metzger

Mr. Metzger is a skilled business executive having served as a chief executive officer, president, chief operating officer of multiple hotel and restaurant companies.  He has special understanding and expertise in all aspects of the food service and hospitality industry including strategic planning, concept development, construction, financial development and management, human resources and marketing.

In 2006 he formed the South Seas Restaurant Management Company which operated Little Caesars Pizza and Buffalo Wild Wings in the Hawaiian Islands.  From 2004-2006 he serves as president and chief operating officer of Heart of America Restaurants and Inn’s (“HOARI”).  HOARI operated eight different full service restaurant brands and seven different hotel franchise brands together with the Wild Wood Lodges brand.

From 2001 through 2004 he served as president and chief financial officer of W P Pacific, Inc. W P Pacific owned and operated Wolfgang Puck Café’s, Wolfgang Puck Express, Cucina Presto , Cucina-Cucina restaurants and the Coffee and Tea Leaf coffee shops.   From 1999 through 2001 her served as chief executive officer and president of Sizzler USA, Inc. which is engaged in the operation, development and franchising of Sizzler Family Steakhouse.  Prior to this, Mr. Metzger had executive level positions with Wrapsters, Inc., Kenny Rogers Roasters International, Inc. and Mid Atlantic Restaurant Systems.

He earned an undergraduate and masters of Science degree from LaSalle University in hotel and restaurant management.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 16, 2011

Bio-Solutions, Corp.
By:	/s/Gilles Chaumillon
Gilles Chaumillon, CEO